EXHIBIT 99.1

SALMON EXPRESS INC. AND MICROMED TECHNOLOGY, INC. SIGN MERGER AGREEMENT

Vernon, British Columbia, Canada- February 1, 2005 -- Salmon Express Inc. (OTCBB: SXPI.OB) announces the signing of an Agreement and Plan of Merger with MicroMed Technology, Inc., a Delaware corporation. The merger, which is subject to the completion of all conditions contained in the agreement, will result in the implementation of a new business directive by Salmon.

About the Merger

The merger is to be effectuated through Salmon’s wholly-owned subsidiary, Salmon Acquisition Corp., a Nevada corporation, which will then merge with and into MicroMed, with MicroMed being the surviving corporation. Salmon will issue shares of its common stock on a one-for-one basis to the stockholders of MicroMed in exchange for 100% of the issued and outstanding shares of common stock of MicroMed. Additionally, Salmon will assume options and warrants to purchase shares of common stock on the same terms and conditions as previously issued by MicroMed. Further to the terms of the Agreement and Plan of Merger, Salmon will assume the MicroMed Technology, Inc. 1997 Stock Option Plan and the MicroMed Technology, Inc. 2005 Stock Incentive Plan as stock option plans of Salmon.
Salmon will also deposit 1,500,000 shares of common stock into an escrow account, which shall cover any claims for breach of warranties, indemnities, covenants or undertakings contained in the Agreement and Plan of Merger raised by MicroMed during the 18 month period following the closing of the merger.

Immediately prior to the merger, Salmon will effectuate a 1-for-3.3528 reverse stock split of its common stock. Additionally, immediately following the merger, Salmon will reincorporate from the State of Nevada to the State of Delaware and will change its corporate name from Salmon Express Inc. to such name as MicroMed may select prior to the closing of the merger.

The merger will result in a change-in-control of Salmon by MicroMed and its stockholders and the assumption of MicroMed’s operations and liabilities. In connection with the change-in-control, the Board of Directors and management of MicroMed will become the Board of Directors and management of Salmon.

About MicroMed Technology, Inc.

Designed in collaboration with NASA, the Baylor College of Medicine and Drs. Michael DeBakey and George Noon, the DeBakey VAD is intended for end-stage heart failure patients who can no longer provide necessary blood flow with their native heart. The DeBakey VAD is approved for use in two pivotal clinical trials under FDA Investigational Device Exemptions for both Destination Therapy and Bridge to Transplantation. The DeBakey VAD system has been awarded the CE mark for both Bridge to Transplant and Destination Therapy, for commercial distribution in Europe. The DeBakey VAD Child, already commercially released through an HDE in the U.S. and CE mark approved, utilizes the same technology for support of pediatric patients.

MicroMed Technology, Inc. is a privately held company that develops products for patients with end-stage, congestive heart failure (“CHF”). MicroMed’s headquarters and ISO 9001 certified Class 10,000 clean room manufacturing facility is located in Houston, Texas. For more information, visit www.micromedtech.com.

Additional Information

Salmon will be filing an information statement and other relevant documents concerning the merger with the United States Securities and Exchange Commission (the “SEC”). We urge investors and stockholders to read the information statement and any other relevant documents to be filed with the SEC, because they contain important information regarding the merger. Investors may obtain copies of these documents free of charge from the SEC’s website located on the Internet at http://www.sec.gov. Additionally, copies of the documents will be delivered to stockholders of record of Salmon free of charge.

Forward-Looking Statements

This press release contains information that constitutes forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of fact, included in this press release may include forward-looking statements that may involve risks and uncertainties. There can be no assurance that such statements will be accurate and actual results and future events could differ materially from those anticipated in such statements. Salmon undertakes no obligation to update forward-looking statements to reflect subsequently occurring events or circumstances or to reflect unanticipated events or developments.

Company Contacts

Salmon Express Inc.
Pete Smith, Sr., President
Phone: 604.801.5995

MicroMed Technology, Inc.
Travis Baugh, President and CEO
Phone: 713.838.9210

Media Contacts

Sally Ramsay
Pierpont Communications
713-627-2223, ext. 102
sramsay@piercom.com